Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Mike Neese	Sara Matheu
(847) 232-5894	(773) 580-3775
Michael.Neese@usfoods.com	Sara.Matheu@usfoods.com

US Foods Announces Board Leadership Transition

Chief Executive Officer Dave Flitman Named Chair of the Board
David Tehle to Transition to Lead Independent Director of the Board

ROSEMONT, Ill. (BUSINESS WIRE) May 14, 2026 – US Foods Holding Corp. (NYSE: USFD), one of the largest foodservice distributors in the United States, today announced that its Board of Directors has approved a Board leadership transition. Effective today, Dave Flitman, currently Chief Executive Officer assumed the additional role of Chair of the Board. David Tehle, currently Chair, transitioned to the role of Lead Independent Director of the Board.

As Chair of the Board and CEO, Dave Flitman will continue to lead the company’s day-to-day operations, while working closely with the Board to guide the company’s long-term strategic direction. As Lead Independent Director, David Tehle will retain significant responsibilities, working alongside the Chair and the full Board to continue the Board’s independent oversight role, strong corporate governance practices, and commitment to acting in the best interests of shareholders.

“The Board believes that combining the strategic oversight of the Board with the day-to-day management of the company will accelerate US Foods long-term growth potential,” said David Tehle, Lead Independent Director. Tehle continued, “Dave Flitman is a proven operator with deep foodservice experience. Under his strong leadership over the last three and a half years, US Foods has seen significant improvement in safety performance, share gains, supply chain productivity and customer service levels, while delivering industry-leading earnings per share growth. At the center of these improvements has been a relentless focus on our customers and helping them Make It. I have great confidence in Dave’s ability to continue guiding the team to deliver long-term shareholder value, and I look forward to continuing to support the Board and leadership team as US Foods builds on its strong momentum.”

“I am honored and grateful for the Board’s confidence and look forward to our continued collaboration as we deliver value for our customers and shareholders, drive consistent share gains across our target customer types and continue to advance operational excellence and productivity throughout the business,” said Dave Flitman, Chair of the Board and CEO of US Foods. “I want to thank David Tehle for his strong partnership as Chair of the Board, and I appreciate his continued support as he transitions to Lead Independent Director.”

About US Foods

With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 customer locations to help their businesses succeed. With more than 70 broadline locations and more than 90 cash and carry stores, US Foods and its 30,000 associates provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements about future results of operations and other statements which are not purely historical facts or that necessarily depend upon future events. These statements often include words such as “believe,” “target,” “seek,” “will,” “may,” or similar expressions (although not all forward-looking statements may contain such words). These statements are not guarantees of future performance or results and are subject to risks, uncertainties and other important factors, many of which are beyond our control, that could cause actual results to differ materially from those expressed in the forward-looking statements. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are based on information available to us on the date hereof. For these statements, the Company claims the protection of the safe harbor for forward-looking statements in the Private Securities Litigation Reform Act. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement.